As filed with the Securities and Exchange Commission on October 18, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BREITBURN ENERGY PARTNERS L.P.

BREITBURN FINANCE CORPORATION

(AND CERTAIN SUBSIDIARIES OF BREITBURN ENERGY PARTNERS L.P. IDENTIFIED IN FOOTNOTE (*) BELOW)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	74-3169953
Delaware	1311	27-0322548
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Suite 4800

Los Angeles, California 90071

(213) 225-5900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory C. Brown

515 South Flower Street, Suite 4800

Los Angeles, California 90071

(213) 225-5900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Shelley A. Barber

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

(917) 849-5353 (fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
7.875% Senior Notes due 2022	$450,000,000	$61,380
Guarantees of 7.875% Senior Notes due 2022(2)		None(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	No separate consideration was received for the guarantees. Each subsidiary of BreitBurn Energy Partners L.P. that is listed below in the Table of Additional Registrant Guarantors has guaranteed the notes being registered.
(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
BreitBurn GP, LLC	Delaware	74-3169948
BreitBurn Management Company, LLC	Delaware	76-0822858
BreitBurn Operating L.P.	Delaware	11-3785529
BreitBurn Operating GP, LLC	Delaware	11-3785525
Alamitos Company	California	33-0449156
BreitBurn Florida LLC	Delaware	26-0267424
BreitBurn Fulton LLC	Delaware	35-2417661
GTG Pipeline LLC	Virginia	26-2033760
Mercury Michigan Company, LLC	Michigan	26-2033380
Phoenix Production Company	Wyoming	83-0291427
Preventive Maintenance Services LLC	Colorado	20-0271200
Terra Energy Company LLC	Michigan	26-1389616
Terra Pipeline Company LLC	Michigan	26-2033146
Beaver Creek Pipeline, L.L.C.	Michigan	74-2927887

(1)	The address for the registrant guarantors is 515 South Flower Street, Suite 4800, Los Angeles, California 90071, and the telephone number for the registrant guarantors is (213) 225-5900. The Primary Industrial Classification Code for the registrant guarantors is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2012

PROSPECTUS

BreitBurn Energy Partners L.P.

BreitBurn Finance Corporation

Offer to Exchange

Up To $450,000,000 of

7.875% Senior Notes due 2022

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To $450,000,000 of

7.875% Senior Notes due 2022

That Have Been Registered Under

The Securities Act of 1933

Terms of the New 7.875% Senior Notes due 2022 Offered in the Exchange Offer:

•

The terms of the new notes are identical to the terms of the old notes that were issued earlier this year, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange up to $450,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates important business and financial information about BreitBurn Energy Partners L.P. that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to BreitBurn Energy Partners L.P., 515 South Flower Street, Suite 4800, Los Angeles, CA 90071, Tel: (213) 225-5900; Attn: Gregory C. Brown.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us. The SEC’s web site is at http://www.sec.gov.

We also make available free of charge on our internet website at http://www.breitburn.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference in this prospectus the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 29, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012 filed on May 8, 2012 and the quarterly period ended June 30, 2012 filed on August 8, 2012; and

•

Our Current Reports on Form 8-K filed on October 7, 2011, January 10, 2012, January 13, 2012, February 2, 2012, February 8, 2012, February 28, 2012, April 27, 2012, May 7, 2012, May 9, 2012, May 11, 2012, June 22, 2012, June 29, 2012, July 2, 2012, August 7, 2012, September 11, 2012, September 28, 2012 and October 16, 2012 and our Current Reports on Form 8-K/A filed on November 29, 2011, March 27, 2012 and August 22, 2012 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

In addition, we incorporate by reference in this prospectus any future filings made by BreitBurn Energy Partners L.P. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

BreitBurn Energy Partners L.P.

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Attention: Gregory C. Brown, Esq.

Executive Vice President and General Counsel

Tel: (213) 225-5900

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts are forward-looking statements. These statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “forecasts,” “could,” “will,” “recommends” and words of similar meaning. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Examples of these types of statements include those regarding:

•	estimates of oil and gas reserves recoverable in future years and related future net cash flows, including such estimates related to acquisitions of oil and gas properties;

•	our outlook on oil and natural gas prices;

•	our outlook on the current financial markets and our ability to access the capital markets to fund capital and other expenditures;

•	the amount, nature and timing of capital expenditures and the availability of capital resources to fund capital expenditures;

•	access to capital and anticipated liquidity, including the results of our next borrowing base redetermination;

•	expectations regarding our core investment strategy and our plans to continue to follow it;

•	our commodity hedging transactions and derivative contracts;

•	the impact of political and regulatory inquiry;

•	assessments of hydrocarbon formations and potential resources;

•	exploitation, exploration, development and other plans for future operations, including the scope and cost of drilling and other operations;

•	our plans to continue to actively pursue oil and natural gas acquisition opportunities;

•	production rates, timing and costs and sales volumes and prices;

•	revenues, earnings, cash flows, liabilities, capital expenditures, interest rates and other financial measures;

•	our assessment of our counterparty risks and the ability of our counterparties to perform their future obligations;

•	estimates regarding taxable income and distributions;

•	the amount and timing of environmental and other contingent liabilities;

•	future or recommended cash distributions to unitholders; and

•	other statements regarding future events, conditions or outcomes.

Although these statements are based upon our current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected, and investors in our securities could lose part or all of their investment. These risks and uncertainties include, among other things, the following:

•

inaccuracies in the estimated timing and amount of future production of oil and natural gas due to numerous factors, including permit delays or restrictions, weather, equipment failures, delays or lack of availability, unexpected subsurface or geologic conditions, lack of capital, increases in the costs of rented or contracted equipment, increases in labor costs, volumes of oil or gas greater or less than anticipated and changes in applicable regulations and laws;

•	decreases in oil and natural gas prices, including price discounts and basis differentials;

•	unexpected problems with wells or other equipment, particularly in our Florida properties where production is concentrated in relatively few wells;

•

unexpected changes in operating costs and other expenses, including utilities, labor, transportation, well and oil field services, taxes, permit fees, regulatory compliance and other costs of operation;

•	difficulties in accurately estimating the discovery, volumes, development potential and replacement of oil and natural gas reserves;

•	the impact of the current weak economic conditions on our business operations, financial condition and ability to raise capital;

•	availability of funds from the capital markets and under our bank credit facility;

•	our level of indebtedness;

•	a significant reduction in our borrowing base under our bank credit facility;

•	the ability of financial counterparties to perform or fulfill their obligations under existing agreements;

•	a write-down of our asset carrying values and oil and gas property impairment;

•	the discovery of previously unknown environmental issues;

•	changes in our business and financial strategy;

•	inaccuracies in estimating the amount, nature and timing of capital expenditures, including future development costs;

•	the inability to predict the availability and terms of capital;

•

issues with marketing of oil and natural gas, including lack of access to markets, changes in pipeline and transportation tariffs and costs, increases in minimum sales quality standards for oil or natural gas, changes in the supply-demand status of oil or gas in a given market area and the introduction of increased quantities of oil or natural gas into a given area due to new discoveries or new delivery systems;

•	the impact of weather limiting or damaging operations and the occurrence of natural disasters such as fires, floods, hurricanes, earthquakes and other catastrophic events and natural disasters;

•	the competitiveness of alternate energy sources or product substitutes;

•	technological developments;

•	changes in governmental regulation or taxation of the oil and natural gas industry, including changes potentially leading to increased costs and limited development opportunities;

•	changes in governmental regulation of derivatives;

•	developments in oil-producing and natural gas-producing countries potentially having significant effects on the price of oil and gas;

•	the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies;

•	the inability to execute strategic plans, expectations and objectives for future operations;

•	the inability to realize the expected financial or strategic goals of acquisitions; and

•	other factors described under the heading “Risk Factors” in this prospectus.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K, including any amendments thereto, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments thereto. The risk factors and other factors included in this prospectus could cause our actual results to differ materially from those contained in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus and attributable to us are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

We undertake no obligation to publicly update the forward-looking statements in this prospectus to reflect future events or circumstances unless required by law. All such statements are expressly qualified by this cautionary statement.

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PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and terms of the notes, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the “Risk Factors” section beginning on page 10 of this prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus. The estimates of our proved oil and natural gas reserves at December 31, 2011 included or incorporated by reference in this prospectus are based upon the reports of Netherland, Sewell & Associates, Inc. and Schlumberger Technology Corporation, independent petroleum engineering firms.

Unless this prospectus otherwise indicates or the context otherwise requires, references to “the Partnership,” “we,” “our,” “us” or like terms refer to BreitBurn Energy Partners L.P. and its subsidiaries, including BreitBurn Finance Corporation, collectively. References to “BreitBurn GP,” “the General Partner” or “our General Partner” refer to BreitBurn GP, LLC, the general partner of the Partnership and our wholly owned subsidiary. References to “BreitBurn Management” refer to BreitBurn Management Company, LLC, our asset manager and operator, and our wholly owned subsidiary. References to “BOLP” refer to BreitBurn Operating L.P., our wholly owned subsidiary. References to “BOGP” refer to BreitBurn Operating GP, LLC, the general partner of BOLP.

The following are definitions of some of the oil and gas industry and other terms that are used in this prospectus. “Bbl” means one stock tank barrel, or 42 U.S. gallons of liquid volume, of crude oil or other liquid hydrocarbons. “Bbl/d” means Bbl per day. “Boe” means one barrel of oil equivalent, determined using the ratio of one Bbl of crude oil to six Mcf of natural gas. “Boe/d” means Boe per day. “LIBOR” means London Interbank Offered Rate. “Mcf” means one thousand cubic feet of natural gas. “MMcf” means one million cubic feet of natural gas. “MBoe” means one thousand barrels of oil equivalent. “MMBoe” means one million barrels of oil equivalent. “MMBtu” means one million British thermal units. “MMBtu/d” means one million British thermal units per day.

In this prospectus, we refer to the notes to be issued in the exchange offer as the “new notes” and the notes issued earlier this year as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

BreitBurn Energy Partners L.P.

We are an independent oil and gas partnership focused on the acquisition, exploitation and development of oil and gas properties in the United States. Our objective is to manage our oil and gas producing properties for the purpose of generating cash flow and making distributions to our unitholders. Our assets consist primarily of producing and non-producing crude oil and natural gas reserves located primarily in:

•	the Antrim Shale and several non-Antrim formations in Michigan;

•	the Evanston, Green River, Wind River, Big Horn and Powder River Basins in Wyoming;

•	the Los Angeles Basin in California;

•	the Permian Basin in Texas;

•	the Sunniland Trend in Florida; and

•	the New Albany Shale in Indiana and Kentucky.

Our assets are characterized by stable, long-lived production and proved reserve life indexes averaging greater than 18 years as of December 31, 2011. Our fields generally have long production histories, with some fields producing for over 100 years. We have high net revenue interests in our properties.

As of December 31, 2011, our total estimated proved reserves were 151.1 MMBoe, of which approximately 65% were natural gas and 35% were crude oil. Of our total estimated proved reserves, 49% were located in Michigan, 29% in Wyoming, 14% in California and 7% in Florida, with the remaining 1% in Indiana and Kentucky. As of December 31, 2011, the total standardized measure of discounted future net cash flows was $1,659 million.

Our Ownership and Organizational Structure

We are a Delaware limited partnership formed on March 23, 2006. We completed our initial public offering in October 2006. Our general partner is BreitBurn GP, a Delaware limited liability company, also formed on March 23, 2006, and our wholly owned subsidiary since June 17, 2008. The board of directors of our General Partner has sole responsibility for conducting our business and managing our operations. We conduct our operations through a wholly owned subsidiary, BOLP, and BOLP’s general partner, BOGP. We own all of the ownership interests in BOLP and BOGP.

Our wholly owned subsidiary, BreitBurn Management, manages our assets and performs other administrative services for us such as accounting, corporate development, finance, land administration, legal and engineering.

The following diagram depicts our ownership and organizational structure as of October 10, 2012:

(1)	BreitBurn GP holds the general partner interest in the Partnership.

Principal Executive Offices

Our principal executive offices are located at 515 South Flower Street, Suite 4800, Los Angeles, California 90071, and our telephone number is (213) 225-5900. Our internet address is www.breitburn.com. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to tender your notes.

The Exchange Offer

Earlier this year, we completed private offerings of the old notes. We entered into registration rights agreements with the initial purchasers in the private offerings pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer on or before February 18, 2013.

Old Notes	Earlier this year, we completed two private placements of $450 million aggregate principal amount of 7.875% Senior Notes due 2022.

New Notes	7.875% Senior Notes due 2022. The terms of the new notes are identical to the terms of the old notes, except that the new notes are registered under the Securities Act of 1993, as amended, or the Securities Act, and will not have restrictions on transfer, registration rights or provisions for additional interest.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreements do not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read “Exchange Offer — Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer,” “— Procedures for Tendering” and “Description of Notes — Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date of the exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date of the exchange offer and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreements.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreements. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent	We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance. Eligible institutions may make requests by facsimile at (303) 585-6865 and may confirm facsimile delivery by calling (303) 585-4594.

Terms of the New Notes

The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of Notes.”

Issuers	BreitBurn Energy Partners L.P. and BreitBurn Finance Corporation.

BreitBurn Finance Corporation, a Delaware corporation, is a wholly owned subsidiary of BreitBurn Energy Partners L.P. that has been organized for the sole purpose of being a co-issuer of certain of our indebtedness, including the notes. BreitBurn Finance Corporation has no operations and no revenue other than as may be incidental to its activities as co-issuer of our indebtedness.

Notes Offered	$450 million aggregate principal amount of 7.875% Senior Notes due 2022.

Maturity Date	April 15, 2022.

Interest	Interest on the notes accrues at a rate of 7.875% per annum (calculated using a 360-day year).

Interest on the notes will be payable on April 15 and October 15 of each year, beginning on October 15, 2012. Interest on the new notes will accrue from April 15, 2012 or, if interest has already been paid, from the date it was most recently paid.

Ranking	Like the old notes, the new notes will be our senior unsecured obligations. Accordingly, they will rank:

•	equal in right of payment with all of our existing and future senior indebtedness, including our outstanding 8.625% Senior Notes due 2020;

•

effectively junior in right of payment to all of our existing and future secured indebtedness, including indebtedness under our bank credit facility, to the extent of the value of the collateral securing such indebtedness;

•

structurally junior in right of payment to all existing and future indebtedness and other liabilities, including trade payables, of any non-guarantor subsidiaries (other than indebtedness and liabilities owed to us, if any); and

•	senior in right of payment to any future subordinated indebtedness.

As of October 12, 2012, the notes were effectively junior to approximately $30 million of outstanding senior secured indebtedness (to the extent of the value of the collateral securing such indebtedness) under our bank credit facility.

Subsidiary Guarantees	The new notes will be jointly and severally guaranteed by all of our existing and future domestic subsidiaries (other than the co-issuer) that guarantee indebtedness under our bank credit facility, who we refer to as “our subsidiary guarantors.” The subsidiary guarantees will rank:

•

equal in right of payment with all of the existing and future senior indebtedness of our subsidiary guarantors, including their guarantees of our outstanding 8.625% Senior Notes due 2020 and our other senior indebtedness;

•	effectively junior in right of payment to all existing and future secured indebtedness of our subsidiary guarantors, to the extent of the value of the collateral securing such indebtedness;

•

structurally junior in right of payment to all existing and future indebtedness and other liabilities, including trade payables, of any non-guarantor subsidiaries (other than indebtedness and other liabilities owed to our subsidiary guarantors, if any); and

•	senior in right of payment to any future subordinated indebtedness of our subsidiary guarantors.

As of October 12, 2012, the subsidiary guarantees were effectively junior to approximately $30 million of outstanding senior secured indebtedness (to the extent of the value of the collateral securing such indebtedness) under our bank credit facility.

Optional Redemption	We will have the option to redeem the new notes, in whole or in part, at any time on or after January 15, 2017 at the redemption prices described in this prospectus under the heading “Description of Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Prior to January 15, 2017, we may redeem the new notes, in whole or in part, at a “make-whole” redemption price described under “Description of Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Equity Offering Optional Redemption	Prior to January 15, 2015, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of a public or private equity offering at 107.875% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the new notes issued under the indenture remains outstanding after such redemption and the redemption occurs within 120 days of the date of the closing of such equity offering.

Change of Control	If a change of control event occurs, each holder of new notes may require us to repurchase all or a portion of its new notes at a price equal to 101% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants	The indenture governing the new notes contains covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

•	pay distributions on, purchase or redeem our units or redeem our subordinated debt;

•	make investments;

•	incur or guarantee additional indebtedness or issue preferred units;

•	create certain liens;

•	sell assets;

•	consolidate, merge or transfer all or substantially all of our assets;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications that are described under “Description of Notes.”

If the new notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate.

Transfer Restrictions;
Absence of Established Market for the New Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors

Investment in the notes involves certain risks. You should carefully consider the risk factors and other cautionary statements contained in this prospectus, including those described under “Risk Factors” beginning on page 10 of this prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Ratio of Earnings to Fixed Charges

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of net interest expense (inclusive of write-off of deferred financing costs and interest expense related to make-whole premium charge, less gain from termination of interest rate swap agreements) on all indebtedness, the amortization of deferred financing costs and interest associated with operating leases.

	BreitBurn Energy Partners L.P.
	Year Ended December 31,
	2007		2008	2009		2010	2011
Ratio of earnings to fixed charges	—	(a)	11.51x	—	(b)	0.9x	2.6x

(a)	Earnings were inadequate to cover fixed charges by $68.0 million for the year ended December 31, 2007.
(b)	Earnings were inadequate to cover fixed charges by $141.8 million for the year ended December 31, 2009.

RISK FACTORS

Investing in our notes involves risk. Before making an investment decision, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus, together with all of the other information included, or incorporated by reference, in this prospectus or to which we refer you, including the risk factors and other cautionary statements described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Investing in the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreements with the initial purchasers of the old notes require us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

Our bank credit facility has substantial restrictions and financial covenants that may restrict our business and financing activities and our ability to make payments on the notes.

As of October 10, 2012, we had approximately $30 million in borrowings outstanding under our bank credit facility. Our bank credit facility limits the amounts we can borrow to a borrowing base amount, determined by the lenders in their sole discretion based on their valuation of our proved reserves and their internal criteria. The borrowing base is redetermined semi-annually and the available borrowing amount could be further decreased as a result of such redeterminations. Decreases in the available borrowing amount could result from declines in oil and natural gas prices, operating difficulties or increased costs, declines in reserves, lending requirements or regulations or certain other circumstances. In October 2011, our borrowing base was redetermined at $850 million. Upon completion of, and as a result of, the offering of $250 aggregate principal amount of the old notes on January 13, 2012, our borrowing base was automatically reduced from $850 million to $787.5 million. In April 2012, our borrowing base was redetermined at $850 million. Upon completion of, and as a result of, the offering of $200 million aggregate principal amount of the old notes, our borrowing base was automatically reduced from $850 million to $800 million. On October 11, 2012, our borrowing base was increased to $1 billion, and total commitments from existing lenders increased to $900 million. A future decrease in our borrowing base could be substantial and could be to a level below our outstanding borrowings. Outstanding borrowings in excess of the borrowing base are required to be repaid in five equal monthly payments, or we are required to pledge other oil and natural gas properties as additional collateral, within 30 days following notice from the administrative agent of the new or adjusted borrowing base. If we do not have sufficient funds on hand for repayment, we may be required to seek a waiver or amendment from our lenders, refinance our bank credit facility or sell assets or debt or common units. We may not be able to obtain such financing or complete such transactions on terms acceptable to us, or at all. Failure to make the required repayment could result in a default under our bank credit facility, which could adversely affect our business, financial condition and results of operations.

The operating and financial restrictions and covenants in our bank credit facility restrict, and any future financing agreements likely will restrict, our ability to finance future operations or capital needs or to engage, expand or pursue our business activities or to pay distributions. Our bank credit facility restricts, and any future bank credit facility likely will restrict, our ability to:

•	incur indebtedness;

•	grant liens;

•	make certain acquisitions and investments;

•	lease equipment;

•	make capital expenditures above specified amounts;

•	redeem or prepay other debt;

•	make distributions to unitholders or repurchase units;

•	enter into transactions with affiliates; and

•	enter into a merger, consolidation or sale of assets.

Our bank credit facility restricts our ability to make distributions to unitholders or repurchase units, unless after giving effect to such distribution or repurchase no Event of Default (as defined in our bank credit facility) exists. While we currently are not restricted by our bank credit facility from declaring a distribution, we may be restricted from paying a distribution in the future.

We also are required to comply with certain financial covenants and ratios under our bank credit facility. Our ability to comply with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control. In light of persistent weak economic conditions and the deterioration of natural gas prices, our ability to comply with these covenants may be impaired. If we violate any of the restrictions, covenants, ratios or tests in our bank credit facility, a significant portion of our indebtedness may become immediately due and payable, our ability to make distributions will be inhibited and our lenders’ commitment to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, our obligations under our bank credit facility are secured by substantially all of our assets, and if we are unable to repay our indebtedness under our bank credit facility, the lenders can seek to foreclose on our assets.

Restrictive covenants under our indentures may adversely affect our operations.

The indentures governing our two outstanding series of senior notes contain, and any future indebtedness we incur may contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	sell assets, including equity interests in our restricted subsidiaries;

•	pay distributions on, redeem or repurchase our units or redeem or repurchase our subordinated debt;

•	make investments;

•	incur or guarantee additional indebtedness or issue preferred units;

•	create or incur certain liens;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	consolidate, merge or transfer all or substantially all of our assets;

•	engage in transactions with affiliates;

•	create unrestricted subsidiaries; and

•	engage in certain business activities.

As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

A failure to comply with the covenants in either of the indentures governing our two outstanding series of senior notes or any future indebtedness could result in an event of default under such indenture or the future indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.

Our ability to access the capital and credit markets to raise capital on favorable terms will be affected by our debt level and by any disruptions in the capital and credit markets.

The cost of raising money in the debt and equity capital markets has increased substantially, while the availability of funds from those markets generally has diminished significantly. Also, as a result of concerns about the stability of financial markets and the solvency of counterparties specifically, the cost of obtaining money from the credit markets generally has increased as some major financial institutions have consolidated and others may consolidate in the future, and some lenders may increase interest rates, enact tighter lending standards, refuse to refinance existing debt at maturity on favorable terms, or at all, and may reduce or cease to provide funding to borrowers.

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying capital investments; or

•	seeking to raise additional capital.

However, we cannot assure you that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our ability to make payments on the notes and our business, financial condition, results of operations and prospects.

We distribute all of our available cash to our unitholders after reserves are established by our General Partner, and we are not required to accumulate cash for the purpose of meeting our future obligations to our noteholders, which may limit the cash available to service the notes.

Subject to the limitations on restricted payments contained in the indentures governing our two outstanding series of senior notes and in our bank credit facility, our partnership agreement requires us to distribute all of our “available cash” each quarter to our unitholders. “Available cash” is defined in our partnership agreement, and it generally means, for each fiscal quarter, all cash and cash equivalents on the date of determination of available cash for that quarter, less the amount of any cash reserves established by our General Partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, the terms of any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

The notes and the guarantees are unsecured and effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness.

The notes and the guarantees are general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and that of each subsidiary guarantor, respectively, including obligations under our bank credit facility, to the extent of the value of the collateral securing the debt, and equal in right of payment to the $305 million in aggregate principal amount of our outstanding 8.625% Senior Notes due 2020. As of October 12, 2012, we had approximately $30 million of senior secured indebtedness outstanding under our bank credit facility, to which the notes will be effectively subordinated, and approximately $869.7 million (after deducting $0.3 million of outstanding letters of credit) of additional borrowing capacity under our bank credit facility.

If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or of any subsidiary guarantor will be entitled to be paid in full from our assets or the assets of such guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

Not all of our subsidiaries guarantee the notes. Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Although all of our existing subsidiaries, other than the co-issuer and BreitBurn Collingwood Utica LLC, a Delaware limited liability company indirectly wholly owned by the Partnership (“Utica”), initially guaranteed the notes, in the future, under certain circumstances, the guarantees are subject to release, and we may have other subsidiaries in the future that are not guarantors. Thus, the notes will be effectively junior to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceedings respecting the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

Utica owns interests in certain Michigan oil and gas leases that, as of June 30, 2012, had no associated production or proved reserves and a net book value of approximately $2 million. Currently, Utica has no indebtedness and no revenues. We may seek to monetize Utica’s assets or its equity interests or to develop these assets either on our own or jointly with one or more other companies. In certain cases, we might be required to make significant additional investments in Utica.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our bank credit facility bear interest at variable rates and expose us to interest rate risk. If interest rates increase and we are unable to effectively hedge our interest rate risk, our debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease. As of June 30, 2012, if the variable interest rate increases or decreases by 0.125%, our annual debt service obligations on our variable rate debt would increase or decrease by less than $0.1 million.

Our debt levels may limit our flexibility to obtain additional financing and pursue other business opportunities.

We have substantial indebtedness. As of October 12, 2012, we had total long-term debt (net of unamortized discounts) of $785 million.

Our existing and future indebtedness could have important consequences to us and to the holders of the notes, including:

•

our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on terms acceptable to us;

•

covenants in our existing and future credit and debt arrangements will require us to meet financial tests that may affect our flexibility in planning for and reacting to changes in our business, including possible acquisition opportunities;

•	our access to the capital markets may be limited;

•	our borrowing costs may increase;

•

we will need a substantial portion of our cash flow to make principal and interest payments on our indebtedness, reducing the funds that would otherwise be available for operations, future business opportunities and distributions to unitholders; and

•	our debt level will make us more vulnerable than our competitors with less debt to competitive pressures or a downturn in our business or the economy generally.

Our ability to service our indebtedness will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing distributions, reducing or delaying business activities, acquisitions, investments and/or capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital or bankruptcy protection. We may not be able to effect any of these remedies on satisfactory terms or at all.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to certain limitations, including under our bank credit facility and the indentures for our two outstanding series of senior notes. For example, as of October 12, 2012, we had the ability to borrow up to approximately $869.7 million (after deducting $0.3 million of outstanding letters of credit) on a revolving basis under our bank credit facility. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the notes.

We may not be able to fund a change of control offer.

In the event of a change of control, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. The holders of our outstanding 8.625% Senior Notes due 2020 have substantially similar rights. If a change of control were to occur today, we would not have sufficient funds available to purchase all the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available to fulfill these obligations upon a change of control in the future. Furthermore, any Change of Control (as defined under our bank credit facility) would constitute an event of default under our bank credit facility, and we may not be able to obtain a waiver with respect to such default from the lenders under our bank credit facility at such time. See “Description of Notes.”

The change of control put right might not be enforceable.

The Chancery Court of Delaware has raised the possibility in a published decision that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s and no default or event of default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s, provided that at such time no default or event of default has occurred and is continuing. The covenants will restrict, among other things, our ability to pay dividends, incur debt and enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of Notes — Certain Covenants — Covenant Termination.”

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A subsidiary guarantee of the notes may also be voided, without regard to the above factors, if a court finds that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under bankruptcy law.

A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by us or our subsidiaries could affect payment of the notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cram-down” provisions of the bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primary interest rate and maturity.

Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries.

We are a holding company and our subsidiaries conduct all of our operations and own all of our assets. We have no significant assets other than the partnership interests, stock and other equity interests in our subsidiaries. As a result, our ability to make required payments on the notes will depend on the performance of our subsidiaries and their ability to distribute funds to us. Our rights and the rights of our creditors, including holders of the notes, to participate in the distribution of assets of any entity in which we own an equity interest will be subject to prior claims of such entity’s creditors upon such entity’s liquidation or reorganization. However, we may ourselves be a creditor with recognized claims against this entity, but our claims would still be subject to the prior claims of any secured creditor of this entity and of any holder of indebtedness of this entity that is senior to that held by us. Accordingly, a holder of our debt securities, including holders of the notes, may be deemed to be effectively subordinated to those claims.

Your ability to transfer the notes may be limited.

The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the new notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the new notes, if issued. The initial purchasers are not obligated, however, to make a market in the new notes, and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the new notes.

The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

Risks Related to Our Structure

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes as well as our not being subject to a material amount of entity-level taxation by individual states. If the Internal Revenue Service were to treat us as a corporation for U.S. federal income tax purposes or we were to become subject to a material amount of entity-level taxation for state purposes, then our cash available for payment of principal and interest on the notes would be substantially reduced.

Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a publicly traded partnership such as ours to be treated as a corporation rather than a partnership for U.S. federal income tax purposes. Although we do not believe based upon our current operations that we should be so treated, a change in our business (or a change in current law) could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rates, currently at a maximum rate of 35%, and would likely pay state income tax at varying rates. Because a tax would be imposed on us as a corporation, our cash available for payment of principal and interest on the notes and our other debt obligations would be substantially reduced.

Current law or our business may change so as to cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation. At the federal level, members of the U.S. Congress have proposed and considered substantive changes to the federal income tax laws that affect publicly traded partnerships. Currently, one such legislative proposal would eliminate the qualifying income exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any of these changes, or other proposals, will be reconsidered or will ultimately be enacted. Any such changes could negatively impact the amount of cash available for payment on the notes and on our other debt obligations. At the state level, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of any additional tax on us by any state will reduce the cash available for payments on the notes and on our other debt obligations.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we and the guarantors entered into registration rights agreements with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes; and

•	use commercially reasonable efforts to have the exchange offer completed not later than February 18, 2013.

Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note. The registration rights agreements also provide an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC;

•	will not be able to tender its old notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “— Procedures for Tendering — Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer is not permitted by applicable law or SEC policy;

•	the exchange offer is for any reason not consummated on or before February 18, 2013 and the old notes are not freely tradable prior to that date; or

•	prior to February 18, 2013, any holder notifies us that:

•	the holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

•

the holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer is not appropriate or available for such resales by such purchaser; or

•	the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradable, and such holder cannot participate in the exchange offer.

We have agreed to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) on or before the 90th day after the date the shelf registration statement was filed, which date we refer to as the “shelf filing deadline.” The shelf filing deadline shall be 20 business days after the later of (i) the date we receive notice of the above circumstances by any holder and (ii) the first to occur of (a) the date that we deliver the new notes to the registrar under the indenture of the new notes in the same aggregate principal amount as the aggregate principal amount of the old notes that were tendered by the holders of the old notes pursuant to an exchange offer and (b) February 18, 2013. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of the expiration of the one-year period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act and such time as all notes covered by the shelf registration statement have been sold or are freely tradable. We refer to this period as the “shelf effectiveness period.”

The registration rights agreements provide that, in the event (i) the exchange offer is not consummated on or prior to February 18, 2013, (ii) the shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 90th calendar day following any shelf filing deadline, or (iii) any required shelf registration statement ceases to remain effective or becomes unusable in connection with resale for more than 30 calendar days (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the interest rate on the old notes will be increased by 1.0% per annum, until the earlier of the completion of the exchange offer or until no Registration Default is in effect, at which time the increased interest shall cease to accrue and shall be reduced to the original interest rate of the old notes.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreements) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreements in order to have their old notes included in the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, a copy of each of which is filed as an exhibit to the registration statement that includes this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreements. See “— Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $450 million in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreements.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreements. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “— Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2012, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion, to:

•	delay accepting for exchange any old notes,

•	extend the exchange offer, or

•	terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary — The Exchange Offer — Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective, you must comply with the appropriate DTC’s ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “— Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of net interest expense (inclusive of write-off of deferred financing costs and interest expense related to make-whole premium charge, less gain from termination of interest rate swap agreements) on all indebtedness, the amortization of deferred financing costs and interest associated with operating leases.

	BreitBurn Energy Partners L.P.
	Year Ended December 31,
	2007		2008	2009		2010	2011
Ratio of earnings to fixed charges	—	(a)	11.51x	—	(b)	0.9x	2.6x

(a)	Earnings were inadequate to cover fixed charges by $68.0 million for the year ended December 31, 2007.
(b)	Earnings were inadequate to cover fixed charges by $141.8 million for the year ended December 31, 2009.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

BUSINESS

Overview

We are an independent oil and gas partnership focused on the acquisition, exploitation and development of oil and gas properties in the United States. Our objective is to manage our oil and gas producing properties for the purpose of generating cash flow and making distributions to our unitholders. Our assets consist primarily of producing and non-producing crude oil and natural gas reserves located primarily in:

•	the Antrim Shale and several non-Antrim formations in Michigan;

•	the Evanston, Green River, Wind River, Big Horn and Powder River Basins in Wyoming;

•	the Los Angeles Basin in California;

•	the Permian Basin in Texas;

•	the Sunniland Trend in Florida; and

•	the New Albany Shale in Indiana and Kentucky.

Our assets are characterized by stable, long-lived production and proved reserve life indexes averaging greater than 18 years as of December 31, 2011. Our fields generally have long production histories, with some fields producing for over 100 years. We have high net revenue interests in our properties.

As of December 31, 2011, our total estimated proved reserves were 151.1 MMBoe, of which approximately 65% were natural gas and 35% were crude oil. Of our total estimated proved reserves, 49% were located in Michigan, 29% in Wyoming, 14% in California and 7% in Florida, with the remaining 1% in Indiana and Kentucky. As of December 31, 2011, the total standardized measure of discounted future net cash flows was $1,659 million.

Our Ownership and Organizational Structure

We are a Delaware limited partnership formed on March 23, 2006. We completed our initial public offering in October 2006. Our general partner is BreitBurn GP, a Delaware limited liability company, also formed on March 23, 2006, and our wholly owned subsidiary since June 17, 2008. The board of directors of our General Partner has sole responsibility for conducting our business and managing our operations. We conduct our operations through a wholly owned subsidiary, BOLP, and BOLP’s general partner, BOGP. We own all of the ownership interests in BOLP and BOGP.

Our wholly owned subsidiary, BreitBurn Management, manages our assets and performs other administrative services for us such as accounting, corporate development, finance, land administration, legal and engineering.

The following diagram depicts our ownership and organizational structure as of October 10, 2012:

(1)	BreitBurn GP holds the general partner interest in the Partnership.

Principal Executive Offices

Our principal executive offices are located at 515 South Flower Street, Suite 4800, Los Angeles, California 90071, and our telephone number is (213) 225-5900. Our internet address is www.breitburn.com.

Additional information concerning BreitBurn is included in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the term “Company,” “us,” “our” or “we” refers only to BreitBurn Energy Partners L.P. and not to any of its subsidiaries, the term “Finance Corp.” refers to BreitBurn Finance Corporation, and the term “Issuers” refers to the Company and Finance Corp. References to the “notes” in this section of the prospectus include both the old notes issued earlier this year and the new notes, unless the context otherwise requires.

The new notes will be issued and the old notes were issued under an indenture dated as of January 13, 2012, among BreitBurn Energy Partners L.P. and BreitBurn Finance Corporation, as issuers, the Guarantors (as defined below) party thereto and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description is a summary of the material provisions of the indenture and notes. It does not restate those documents in their entirety. We urge you to read the indenture and the notes because they, and not this description, define the rights of Holders of the notes.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

If the exchange offer is consummated, Holders of old notes who do not exchange their notes for new notes will vote together with the Holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the Holders of any old notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such notes and the new notes then outstanding.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes. Like the old notes, the new notes will:

•	be general unsecured obligations of the Issuers;

•	be equal in right of payment with all existing and future Senior Debt (as defined below) of either of the Issuers, including our outstanding 8.625% Senior Notes due 2020;

•

be effectively junior in right of payment to any secured Indebtedness of either of the Issuers, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness;

•	rank senior in right of payment to any future subordinated Indebtedness of either of the Issuers; and

•	be fully and unconditionally guaranteed by the Guarantors on a senior unsecured basis.

The Subsidiary Guarantees. The notes are currently guaranteed by all of the Company’s Subsidiaries (other than Finance Corp.) that guarantee borrowings under the Credit Agreement, which provides the Operating Partnership with a senior secured revolving credit facility.

Each guarantee of the new notes, like each guarantee of the old notes, will:

•	be a general unsecured obligation of the Guarantor;

•	be equal in right of payment with all existing and future Senior Debt of that Guarantor, including its guarantees of the outstanding 8.625% Senior Notes due 2020;

•

rank effectively junior in right of payment to any secured Indebtedness of that Guarantor, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness; and

•	rank senior in right of payment to any future subordinated Indebtedness of that Guarantor.

As of October 12, 2012, on a pro forma as adjusted basis to reflect the issuance of the notes, the Company and the Guarantors had:

•

total Senior Debt (excluding obligations under letters of credit and hedges) of approximately $785 million (net of unamortized discount), consisting of the notes, the outstanding 8.625% Senior Notes due 2020 and approximately $30 million of secured revolving credit Senior Debt outstanding under the Credit Agreement; and

•	no Indebtedness contractually subordinated to the notes or the guarantees, as applicable.

The indenture permits us and the Guarantors to incur additional Indebtedness, including additional Senior Debt.

All of our existing Subsidiaries (other than Finance Corp.) guarantee the notes, except Utica. Under the circumstances described below under the subheading “— Certain Covenants — Additional Subsidiary Guarantees,” in the future, one or more of our newly-created or acquired Subsidiaries may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

Utica owns interests in certain Michigan oil and gas leases that, as of June 30, 2012, had no associated production or proved reserves and a net book value of approximately $2 million. Currently, Utica has no Indebtedness and no revenues. We may seek to monetize Utica’s assets or its Equity Interests or to develop these assets either on our own or jointly with one or more other companies. In certain cases, we might be required to make significant additional Investments in Utica.

Currently, all of our Subsidiaries are “Restricted Subsidiaries,” except for Utica. However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we may designate certain of our other Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

We have a 24.5% limited partner interest and a 25.5% general partner interest in Wilderness Energy Services LP, which had a combined carrying value of $6.4 million at December 31, 2011. Wilderness Energy Services LP does not qualify as our “Subsidiary” for purposes of the indenture, and therefore, it is not subject to the restrictive covenants in the indenture nor does it guarantee the notes.

Principal, Maturity and Interest

The Issuers have issued $450 million aggregate principal amount of notes. In addition to the new notes offered hereby, the Issuers may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The old notes and any additional notes subsequently issued under the indenture, together with the new notes, will be treated as a single class for all purposes under the indenture, including, without limitation, for waivers, amendments, redemptions and offers to purchase. The Issuers may issue notes only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 15, 2022.

Interest on the notes accrues at the rate of 7.875% per annum and is payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2012. The Issuers will make each interest payment to the Holders of record on the April 1 and October 1 immediately preceding each interest payment date.

Interest on the new notes will accrue from April 15, 2012 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee is acting as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

All of our existing Subsidiaries, excluding Finance Corp. and Utica, have guaranteed the notes on a senior unsecured basis. In the future, the Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described under “— Certain Covenants — Additional Subsidiary Guarantees.” These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See “Risk Factors — Risks Related to Investing in the New Notes — A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of that Guarantor under the notes, the indenture and its Subsidiary Guarantee on terms set forth therein; or

(b)	such transaction complies with the “Asset Sales” provisions of the indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sales” provisions of the indenture;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sales” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon Legal Defeasance or Covenant Defeasance as described below under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “— Satisfaction and Discharge;”

(5)	upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; or

(6)	at such time as such Guarantor ceases both (x) to guarantee any other Indebtedness of either of the Issuers and any other Guarantor and (y) to be an obligor with respect to any Indebtedness under any Credit Facility.

See “— Asset Sales.”

Optional Redemption

At any time prior to January 15, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture, at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

(1)	at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2)	the redemption occurs within 120 days of the date of the closing of each such Equity Offering.

On and after January 15, 2017, the Issuers may redeem all or a part of the notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentages
2017	103.938%
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

Prior to January 15, 2017, the Issuers may redeem all or part of the notes, at a redemption price equal to the sum of:

(1)	the principal amount thereof, plus

(2)	the Make Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis.

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional, except that any redemption pursuant to the first paragraph under this “— Optional Redemption” section, may, at the Company’s discretion, be subject to completion of the related Equity Offering.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note.

Notes called for redemption become due on the date fixed for redemption, and at the redemption price. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

Except as set forth below under “— Repurchase at the Option of Holders,” neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “— Optional Redemption,” each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s notes pursuant to a cash tender offer (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “— Optional Redemption,” the Company will mail a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On or before the Change of Control Settlement Date, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, on the Change of Control Settlement Date the Company will:

(1)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

On the Change of Control Settlement Date, the paying agent will mail to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. The indenture provides that, prior to complying with any of the provisions of this “Change of Control” covenant, but in any event no later than the Change of Control Settlement Date, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of notes required by this covenant.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase

“substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company purchases all of the notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	the fair market value is determined by (a) an executive officer of the General Partner if the value is less than $20 million and evidenced by an officers’ certificate delivered to the trustee, or (b) the Company’s Board of Directors if the value is $20 million or more and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(3)	at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the indenture is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(1)	to repay Senior Debt;

(2)	to invest in Additional Assets; or

(3)	to make capital expenditures in respect of the Company’s or its Restricted Subsidiaries’ Oil and Gas Business.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

On the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $20 million, the Company will make an Asset Sale Offer to all Holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such conflict.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”);

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1)

if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted

Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)	Available Cash with respect to the Company’s preceding fiscal quarter, plus

(b)	100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or long-term assets that are used or useful in the Oil and Gas Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) after the Prior Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after the Prior Issue Date of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(c)	to the extent that any Restricted Investment that was made after the Prior Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

(d)	the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the Prior Issue Date (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e)	the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2)	if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on units of the Company, plus the related distribution to the General Partner), is less than the sum, without duplication, of:

(a)	$90 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) since the Prior Issue Date, plus

(b)	Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

So long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clause (1) below under which the payment of a distribution or dividend is permitted), the preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the indenture;

(2)

the purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale

(other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;

(3)	the purchase, redemption, defeasance or other acquisition or retirement of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)	the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5 million in any calendar year, with any portion of such $5 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount;

(6)	the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests; or

(7)	the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company in exchange for Equity Interests or properties or assets of Utica.

The amount of all Restricted Payments (other than cash) will be the fair market value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $20 million, by an officer of the General Partner and, in the case of amounts over $20 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution. Not later than the date of making any Restricted Payment (excluding any Restricted Payment described in the preceding clause (2), (3), (4), (5), (6) or (7)) the Company will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; and the Company will not permit any of its Restricted Subsidiaries to issue any other preferred securities; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may issue other preferred securities, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or other preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock described in clause (13) below (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (11) below:

(1)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $1,500 million or (b) $1,100 million plus 35% of the Company’s Adjusted Consolidated Net Tangible Assets;

(2)	the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the old notes and the related Subsidiary Guarantees issued on the date of the indenture and (b) the new notes and the related Subsidiary Guarantees issued pursuant to any registration rights agreement;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $25 million or (b) 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets at such time;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts;

(8)	the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

(9)	the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business and consistent with past practice;

(10)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(11)	the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

(12)	the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (12) and then outstanding does not exceed $25 million;

(13)	Permitted Acquisition Indebtedness; and

(14)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (14) and then outstanding does not exceed the greater of (a) $50 million or (b) 5% of the Company’s Adjusted Consolidated Net Tangible Assets.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Any Indebtedness under Credit Facilities on the date of the indenture shall be considered incurred under the first paragraph of this covenant.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes and the Subsidiary Guarantees;

(3)	applicable law;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices;

(6)	Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other agreements described in the definition of “Permitted Business Investments,” entered into in the ordinary course of business;

(11)	any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)	the issuance of preferred securities by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)	with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive; and

(15)	any other agreement governing Indebtedness of the Company or any Guarantor that is permitted to be incurred by the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the indenture or the Credit Agreement as it exists on the date of the indenture.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1)	either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2)	the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction no Default or Event of Default exists;

(4)	in the case of a transaction involving the Company, either

(a)	the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b)	immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

(5)	such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company without complying with the preceding clause (4) in connection with any such consolidation, merger or disposition.

Notwithstanding the second preceding paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the following procedures provided that:

(1)	the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2)	the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)	the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(4)	immediately after such reorganization no Default or Event of Default exists; and

(5)	such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment, equity award, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)	transactions between or among any of the Company and its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

(4)	transactions effected in accordance with the terms of agreements that are identified in the indenture, in each case as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

(5)	customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(6)	sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(7)	Permitted Investments or Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments;” and

(8)	in the case of contracts for buying and selling Hydrocarbons or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries and unrelated third parties.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted Payments” or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Additional Subsidiary Guarantees

If, after the date of the indenture, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers or any Guarantor, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described in clause (6) under “— Subsidiary Guarantees.”

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Finance Corp. may not incur Indebtedness unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company as permitted under the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Reports

Whether or not required by the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and the Company will furnish to the trustee and, upon its prior request, to any of the Holders or Beneficial Owners of notes, within five Business Days of filing, or attempting to file, the same with the Commission:

(1)	all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

The availability of the foregoing information or reports on the SEC’s website will be deemed to satisfy the foregoing delivery requirements.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Covenant Termination

If at any time (a) the rating assigned to the notes by both S&P and Moody’s is an Investment Grade Rating, (b) no Default has occurred and is continuing under the indenture and (c) the Issuers have delivered to the trustee an officers’ certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Asset Sales” and the following provisions of the indenture described above under the caption “— Certain Covenants”:

•	“— Restricted Payments,”

•	“— Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“— Dividend and Other Payment Restrictions Affecting Subsidiaries,”

•	“— Transactions with Affiliates,”

•	“— Designation of Restricted and Unrestricted Subsidiaries,” and

•	“— Business Activities.”

However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control,” and the following provisions of the indenture described above under the caption “— Certain Covenants”:

•	“— Liens,”

•	“— Merger, Consolidation or Sale of Assets” (other than the financial tests set forth in clause (4) of such covenant),”

•	“— Additional Subsidiary Guarantees,”

•	“— Reports,” and

•	the covenant respecting payments for consent described below in the last paragraph under the caption “— Amendment, Supplement and Waiver.”

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by the Company to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Asset Sales” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4)	failure by the Company for 180 days after notice to comply with the provisions described under “— Certain Covenants — Reports;”

(5)	failure by the Company for 60 days after notice to comply with any of its other agreements in the indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7)	failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9)	certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to Finance Corp., the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the General Partner or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders

No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”), except for:

(1)	the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a)	the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)	the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in currency other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

(7)	waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of an Issuer’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s properties or assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder, provided that any change to conform the indenture to this prospectus will not be deemed to adversely affect such legal rights;

(5)	to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading “— Certain Covenants — Liens;”

(6)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(7)	to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

(8)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(9)	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the notes which so consent in the time frame set forth in solicitation documents relating to such consent.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3)	the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

U.S. Bank National Association serves as trustee under the indenture for the outstanding 8.625% Senior Notes due 2020 and is a lender under our bank credit facility.

If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the old notes and the Subsidiary Guarantees are, and the new notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of an Issuer or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuers fail to appoint a successor depositary within 90 days; or

(2)	there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the

Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)	any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” of a specified Person means (without duplication), as of the date of determination:

(1)	the sum of:

(a)	discounted future net revenue from proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal or other income taxes, as estimated by such Person in a reserve report prepared as of the end of the fiscal year of such Person for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenue from:

(i)	estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, which reserves were not reflected in such reserve report, and

(ii)	estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, in the case of clauses (i) and (ii) calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(A)	estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(B)	reductions in the estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in the case of clauses (A) and (B) calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (i), (ii), (A) and (B) above, such increases and decreases shall be estimated by the Company’s petroleum engineers;

(b)	the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(c)	the Net Working Capital of such Person as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements; and

(d)	the greater of:

(i)	the net book value of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements, and

(ii)	the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (provided that such Person shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

minus

(2)	the sum of:

(a)	Minority Interests;

(b)	to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net natural gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited financial statements;

(c)	to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d)	to the extent included in clause (1)(a) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e)	the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in clause (1)(a) above, would be necessary to satisfy fully the obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or a sale and leaseback transaction); provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2)	the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries:

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10 million;

(2)	a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale, lease or other disposition of equipment, inventory, products, accounts receivable or other properties or assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

(6)	a disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(7)	a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(8)	the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided that at the time of such a sale or transfer such properties do not have associated with them any proved reserves;

(9)	the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(10)	the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “— Certain Covenants — Liens;”

(11)	dispositions in connection with Permitted Liens;

(12)	surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13)	the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(14)	an Asset Swap; and

(15)	any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales” as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1)	with respect to Finance Corp., its board of directors;

(2)	with respect to the Company, the board of directors of the General Partner or any authorized committee thereof; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)	certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of “B” or better;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like;

(4)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like; or

(5)	the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

(5)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)	all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

(7)	non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

(8)	to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5)	any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

(6)	unrealized losses and gains under Hedging Contracts included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and

(7)	any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of May 7, 2010, by and among the Operating Partnership, as borrower, the Company, as parent guarantor, and Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or secured capital markets financings, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or secured capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants-Restricted Payments.”

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia and all of whose outstanding Capital Stock is Beneficially Owned by the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the indenture, provided that at any time on or after a Change of Control, any sale of Capital Stock to an Affiliate of the Company shall not be deemed an Equity Offering.

“Exchange Notes” means the notes issued in an exchange offer pursuant to the indenture.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, which is considered incurred under the first paragraph under the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock” and other than intercompany Indebtedness) in existence on the date of the indenture, until such amounts are repaid.

The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $20 million or more and otherwise by an officer of the General Partner.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness, but if the remaining term of such interest Hedging Contract is less than 12 months, then such interest Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in the Oil and Gas Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(6)	interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of preferred securities of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests of the payor (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (a) is not a Domestic Subsidiary and (b) has 50% or more of its consolidated assets located outside the United States or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means BreitBurn GP, LLC, a Delaware liability company, and its successors and permitted assigns as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1)	the Subsidiaries of the Company, other than Finance Corp., executing the indenture as initial Guarantors; and

(2)	any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns.

“Hedging Contracts” means, with respect to any specified Person:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)	foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(3)	any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4)	other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

and in each case are entered into only in the normal course of business and not for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

(4)	in respect of bankers’ acceptances;

(5)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(6)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(7)	representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). For the avoidance of doubt, the term “Indebtedness” excludes any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make Whole Premium” means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at January 15, 2017 plus (ii) any required interest payments due on such note through January 15, 2017 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

“Minority Interest” means the percentage interest represented by any Capital Stock of a Restricted Subsidiary of the Company that is not owned by the Company or a Restricted Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)	the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)	amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

(4)	any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Working Capital” means, with respect to any specified Person, (a) all current assets of such Person and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of such Person and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of such Person prepared in accordance with GAAP (excluding any adjustments made pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815).

“new notes” means the notes issued in an exchange offer pursuant to the indenture.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (9) of the definition of Permitted Liens.

For purposes of determining compliance with the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Oil and Gas Business” means:

(1)	the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties;

(2)	the gathering, marketing, treating, processing (but not refining), storing, distributing, selling and transporting of any production from such interests or properties;

(3)	any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of, oil, gas and other minerals and products produced in association therewith;

(4)	any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code; and

(5)	any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (4) of this definition.

“Operating Partnership” means BreitBurn Operating L.P., a Delaware limited partnership, and any successor thereto.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Company dated as of October 10, 2006, as amended and in effect on the date of the indenture and as such may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

(1)	immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2)	immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including investments or expenditures for actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)	direct or indirect ownership of crude oil, natural gas, other Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

(2)

the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly traded limited partnerships.

“Permitted Investments” means:

(1)	any Investment in the Company (including, without limitation, through purchases of notes) or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales,” including pursuant to clause (9) or (14) of the items deemed not to be Asset Sales under the definition of “Asset Sale;”

(5)	any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7)	Hedging Contracts;

(8)	Permitted Business Investments;

(9)	Investments in Utica having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, do not exceed the greater of $25 million or 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets; and

(10)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, do not exceed the greater of $50 million or 5% of the Company’s Adjusted Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1)	any Lien with respect to the Credit Agreement or any other Credit Facilities;

(2)	Liens in favor of the Company or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)	Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)	any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)	such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)	Liens existing on the date of the indenture;

(8)	Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)	Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(11)	Liens on pipelines or pipeline facilities that arise by operation of law;

(12)	Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Oil and Gas Business;

(13)	Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(14)

Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(15)	Liens securing Obligations of the Issuers or any Guarantor under the notes or the Subsidiary Guarantees, as the case may be;

(16)	Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under “— Certain Covenants — Liens;”

(17)	Liens to secure performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries;

(18)	Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(19)	Liens arising from royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, preferential rights of purchase, working interests and other similar interests, all as ordinarily exist with respect to properties and assets of the Company and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business;

(20)	other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (20) does not exceed the greater of $50 million or 5% of the Company’s Adjusted Consolidated Net Tangible Assets; and

(21)	any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (19) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

After termination of the covenants referred to in the first paragraph of “— Certain Covenants — Covenant Termination”, for purposes of complying with the “Liens” covenant, the Liens described in clauses (1) (or Liens described in clause (21) with respect thereto) and (20) of this definition of “Permitted Liens” will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Adjusted Consolidated Net Tangible Assets of the Company. Once effective, this 10% limitation on Permitted Liens will continue to apply during any later period, irrespective of whether or not the notes continue to have an Investment Grade Rating by both Moody’s and S&P.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

(1)	the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant “Incurrence of Indebtedness and Issuance of Preferred Stock” shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Prior Issue Date” means October 6, 2010, the date of initial issuance of the Issuers’ 8.625% Senior Notes due 2020.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Qualifying Owners” means, collectively, the Company and its Restricted Subsidiaries.

“Reporting Default” means a Default described in clause (4) under “— Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

“S&P” refers to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Senior Debt” means

(1)	all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

(2)	any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)	any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

(b)	any Indebtedness that is incurred in violation of the indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under the indenture and on the notes.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2017; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means (a) Utica and (b) any Subsidiary of the Company (other than Finance Corp., the Operating Partnership or the General Partner) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that Utica or such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

“Utica” means BreitBurn Collingwood Utica LLC, a Delaware limited liability company indirectly wholly-owned by the Company on the date of the indenture.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed on by Vinson & Elkins L.L.P.

Members of Vinson & Elkins L.L.P. involved in this exchange offer beneficially own approximately 4,000 common units representing limited partner interests in us.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of BreitBurn Energy Partners L.P. for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited Statement of Revenues and Direct Operating Expenses for the years ended December 31, 2010 and 2009 relating to the assets acquired pursuant to the July 26, 2011 Asset Purchase Agreement with Cabot Oil & Gas Corporation, included as Exhibit 99.2 in BreitBurn Energy Partners L.P.’s Current Report on Form 8-K dated October 7, 2011 has been so incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information included or incorporated by reference in this prospectus, including the information included or incorporated by reference in the Annual Report on Form 10-K of BreitBurn Energy Partners L.P. for the year ended December 31, 2011, concerning estimates of our oil and gas reserves was prepared by Netherland, Sewell & Associates, Inc. and Schlumberger Technology Corporation, independent engineering firms, and has been included herein upon the authority of each such firm as experts.

LETTER OF TRANSMITTAL

TO TENDER

Old 7.875% Senior Notes due 2022

OF

BREITBURN ENERGY PARTNERS L.P.

BREITBURN FINANCE CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED             , 2012

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS2N

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance

(303) 585-4594

(303) 585-6865 (fax)

If you wish to exchange old 7.875% Senior Notes due 2022 for an equal aggregate principal amount at maturity of new 7.875% Senior Notes due 2022 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

The undersigned hereby acknowledges receipt and review of the prospectus, dated             , 2012 (the “Prospectus”), of BreitBurn Energy Partners L.P. and BreitBurn Finance Corporation (collectively, the “Issuers”), and this letter of transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) to exchange their issued and outstanding 7.875% Senior Notes due 2022 (the “old notes”) for a like principal amount of their 7.875% Senior Notes due 2022 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program, or ATOP, of the Depository Trust Company, or DTC, pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer — Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

(1)	By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

(2)	By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

(3)	You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

(4)	By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission, or the SEC, including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

(5)	By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a)	the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b)	you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c)	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

(d)	if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreements (as defined below), elect to have your old notes registered in the shelf registration statement described in the registration rights agreement, dated as of January 13, 2012, or the registration rights agreement, dated as of September 27, 2012 (collectively, the “Registration Rights Agreements”), by and among the Issuers, the initial guarantors party thereto and Wells Fargo Securities, LLC, as representative of the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuers in writing at 515 South Flower Street, Suite 4800, Los Angeles, California 90071, (213) 225-5900; Attn: Gregory C. Brown, Esq., Executive Vice President and General Counsel. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuers, the guarantors, and their respective directors, each of the officers of the Issuers and the guarantors who signs such shelf registration statement, and each person who controls the Issuers or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreements, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreements is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreements.

(6)	If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

(7)	If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

(8)	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer — Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

BreitBurn Energy Partners L.P.

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(a)	our general partner;

(b)	any departing general partner;

(c)	any person who is or was an affiliate of our general partner or any departing general partner;

(d)	any person who is or was an officer, director, member, partner, fiduciary or trustee of us or our subsidiaries or any entity described in clause (a), (b) or (c) above or any affiliate of us or our subsidiaries;

(e)	any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of the general partner or any departing general partner or any affiliate of our general partner or any departing general partner, provided that a person will not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodian services; and

(f)	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agreed, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

We have entered into indemnity agreements with each of the executive officers and directors of our general partner. The rights provided in the indemnity agreement affirm and supplement those provided under Delaware law and the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, and include the following material provisions: (i) indemnification of the indemnitees to the fullest extent provided by law (with some limitations); (ii) advancement of related defense expenses prior to the final outcome of the claim; and (iii) procedures for claiming indemnification and expense advancement. Each indemnity agreement shall continue to the later of: (a) ten (10) years after the date that the indemnitee shall have ceased to serve as a director or executive officer of our general partner or (b) so long as the indemnitee shall be subject to any proceeding (as defined under the indemnity agreements).

BreitBurn Finance Corporation

Section 145 of the General Corporation Law of the State of Delaware, among other things, empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of any such threatened, pending or completed action or suit, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, the bylaws of BreitBurn Finance Corporation provide for the indemnification of directors and officers of, and such directors and officers who serve at the request of, the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

BreitBurn Operating GP, LLC

The limited liability company agreement of BreitBurn Operating GP, LLC provides that it will indemnify its member or officers to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost, or expense incurred by or asserted against its member or officers (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of any of its member or officers in connection with the company, unless such act or omission constitutes bad faith, gross negligence, or willful misconduct on the part of its member or officers. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. Any indemnification under these provisions will only be out of the assets of the company.

BreitBurn Operating L.P.

Subject to any terms, conditions, or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 21. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to Form S-1 (File No. 333-134049) filed on July 13, 2006).

3.2*	First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 16, 2006).

3.3*	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on June 23, 2008).

3.4*	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2009).

3.5*	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on September 1, 2009).

3.6*	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2010).

3.7*	Certificate of Formation of BreitBurn GP, LLC (incorporated herein by reference to Exhibit 3.7 to Form S-4 (File No. 333-171773) filed on January 19, 2011).

3.8*	Fourth Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2010).

Exhibit Number	Description

3.9*	Amendment No. 1 to the Fourth Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC dated as of December 30, 2010 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on January 6, 2011).

3.10*	Certificate of Incorporation of BreitBurn Finance Corporation (incorporated herein by reference to Exhibit 3.10 to Form S-4 (File No. 333-171773) filed on January 19, 2011).

3.11*	Bylaws of BreitBurn Finance Corporation (incorporated herein by reference to Exhibit 3.11 to Form S-4 (File No. 333-171773) filed on January 19, 2011).

4.1*	Registration Rights Agreement, dated as of November 1, 2007, by and among BreitBurn Energy Partners L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on November 6, 2007).

4.2*	First Amendment to the Registration Rights Agreement, dated as of April 5, 2010, by and among BreitBurn Energy Partners L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2010).

4.3*	Unit Purchase Rights Agreement, dated as of December 22, 2008, between BreitBurn Energy Partners L.P. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on December 23, 2008).

4.4*	Indenture, dated as of October 6, 2010, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2010).

4.5*	Registration Rights Agreement, dated as of October 6, 2010, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2010).

4.6*	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on January 13, 2012).

4.7*	Registration Rights Agreement, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on January 13, 2012).

4.8*	Registration Rights Agreement, dated as of September 27, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on September 28, 2012).

5.1**	Opinion of Vinson & Elkins L.L.P.

10.1*	Second Amended and Restated Credit Agreement, dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2010 (File No. 001-33055) filed on May 10, 2010).

10.2*	First Amendment dated September 17, 2010 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on September 23, 2010).

Exhibit Number	Description

10.3*	Second Amendment to the Second Amended and Restated Credit Agreement dated May 9, 2011 (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 001-33055) filed on May 10, 2011).

10.4*	Third Amendment to the Second Amended and Restated Credit Agreement dated August 3, 2011 (incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 001-33055) filed on August 8, 2011).

10.5*	Fourth Amendment to the Second Amended and Restated Credit Agreement dated October 5, 2011 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2011).

10.6*	Fifth Amendment to the Second Amended and Restated Credit Agreement dated May 25, 2012 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2011).

10.7*	Sixth Amendment to the Second Amended and Restated Credit Agreement dated October 11, 2012 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 16, 2012).

12.1**	Statement regarding computation of ratios.

21.1**	List of subsidiaries of BreitBurn Energy Partners L.P.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of PricewaterhouseCoopers LLP.

23.3**	Consent of Netherland, Sewell & Associates, Inc.

23.4**	Consent of Schlumberger Technology Corporation.

23.5**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page attached hereto).

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	Incorporated by reference, as indicated.
**	Filed herewith.

(b) Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)	any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 18, 2012.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ HALBERT S. WASHBURN
Halbert S. Washburn
Chief Executive Officer

BREITBURN FINANCE CORPORATION

By:	/s/ HALBERT S. WASHBURN
Halbert S. Washburn
Co-Chief Executive Officer

BREITBURN GP, LLC

By:	/s/ HALBERT S. WASHBURN
Halbert S. Washburn
Chief Executive Officer

BREITBURN OPERATING GP, LLC
BREITBURN MANAGEMENT COMPANY, LLC

By:	/s/ HALBERT S. WASHBURN
Halbert S. Washburn
Chief Executive Officer

BREITBURN OPERATING L.P.

By:	BREITBURN OPERATING GP, LLC,
its general partner

By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer

BREITBURN FLORIDA LLC
BREITBURN FULTON LLC

By:	BREITBURN OPERATING L.P.,
its sole member

By:	BREITBURN OPERATING GP, LLC,
its general partner

By:	/s/ HALBERT S. WASHBURN
Halbert S. Washburn
Chief Executive Officer

GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC
BEAVER CREEK PIPELINE, L.L.C.

By:	/s/ JAMES G. JACKSON
James G. Jackson
Chief Financial Officer

ALAMITOS COMPANY

By:	/s/ BRUCE D. MCFARLAND
Bruce D. McFarland
Secretary

PHOENIX PRODUCTION COMPANY
PREVENTIVE MAINTENANCE SERVICES LLC

By:	/s/ HALBERT S. WASHBURN
Halbert S. Washburn
Co-President

POWER OF ATTORNEY

Each person whose signature appears below appoints Halbert S. Washburn, Randall H. Breitenbach and James G. Jackson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this exchange offer that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

BREITBURN GP, LLC, on behalf of itself and as the general partner of BREITBURN ENERGY PARTNERS L.P., on behalf of itself and as the sole member of BREITBURN OPERATING GP, LLC, on behalf of itself and as the general partner of BREITBURN OPERATING L.P., on behalf of itself and as the sole member of each of BREITBURN FLORIDA LLC and BREITBURN FULTON LLC

Signatures	Title	Date

/s/ HALBERT S. WASHBURN	Chief Executive Officer and Director	October 18, 2012
Halbert S. Washburn	(Principal Executive Officer)

/s/ JAMES G. JACKSON	Chief Financial Officer	October 18, 2012
James G. Jackson	(Principal Financial Officer)

/s/ LAWRENCE C. SMITH	Vice President and Controller	October 18, 2012
Lawrence C. Smith	(Principal Accounting Officer)

/s/ RANDALL H. BREITENBACH	President and Director	October 18, 2012
Randall H. Breitenbach

/s/ JOHN R. BUTLER, JR.	Chairman of the Board of Directors	October 18, 2012
John R. Butler, Jr.

/s/ DAVID B. KILPATRICK	Director	October 18, 2012
David B. Kilpatrick

/s/ GREGORY J. MORONEY	Director	October 18, 2012
Gregory J. Moroney

/s/ CHARLES S. WEISS	Director	October 18, 2012
Charles S. Weiss

BREITBURN FINANCE CORPORATION

Signatures	Title	Date

/s/ RANDALL H. BREITENBACH	Co-Chief Executive Officer and Director	October 18, 2012
Randall H. Breitenbach	(Principal Executive Officer)

/s/ HALBERT S. WASHBURN	Co-Chief Executive Officer and Director	October 18, 2012
Halbert S. Washburn	(Principal Executive Officer)

/s/ JAMES G. JACKSON	Chief Financial Officer	October 18, 2012
James G. Jackson	(Principal Financial Officer)

/s/ LAWRENCE C. SMITH	Controller	October 18, 2012
Lawrence C. Smith	(Principal Accounting Officer)

BREITBURN MANAGEMENT COMPANY

Signatures	Title	Date

/s/ HALBERT S. WASHBURN	Chief Executive Officer	October 18, 2012
Halbert S. Washburn	(Principal Executive Officer)

/s/ JAMES G. JACKSON	Chief Financial Officer,	October 18, 2012
James G. Jackson	Executive Vice President
(Principal Financial Officer)

/s/ LAWRENCE C. SMITH	Controller	October 18, 2012
Lawrence C. Smith	(Principal Accounting Officer)

/s/ RANDALL H. BREITENBACH	President	October 18, 2012
Randall H. Breitenbach

GTG PIPELINE LLC, MERCURY MICHIGAN COMPANY, LLC,

TERRA ENERGY COMPANY LLC, TERRA PIPELINE COMPANY LLC

and BEAVER CREEK PIPELINE, L.L.C.

Signatures	Title	Date

/s/ RANDALL H. BREITENBACH	Co-Chief Executive Officer and Manager	October 18, 2012
Randall H. Breitenbach	(Principal Executive Officer)

/s/ HALBERT S. WASHBURN	Co-Chief Executive Officer and Manager	October 18, 2012
Halbert S. Washburn	(Principal Executive Officer)

/s/ JAMES G. JACKSON	Chief Financial Officer	October 18, 2012
James G. Jackson	(Principal Financial Officer and
Principal Accounting Officer)

ALAMITOS COMPANY

Signatures	Title	Date

/s/ RANDALL H. BREITENBACH	President and Director	October 18, 2012
Randall H. Breitenbach	(Principal Executive Officer)

/s/ HALBERT S. WASHBURN	President and Director	October 18, 2012
Halbert S. Washburn	(Principal Executive Officer)

/s/ JAMES G. JACKSON	Secretary	October 18, 2012
James G. Jackson	(Principal Financial Officer)

/s/ LAWRENCE C. SMITH	Controller	October 18, 2012
Lawrence C. Smith	(Principal Accounting Officer)

PHOENIX PRODUCTION COMPANY

Signatures	Title	Date

/s/ HALBERT S. WASHBURN	Co-President and Sole Director	October 18, 2012
Halbert S. Washburn	(Principal Executive Officer)

/s/ JAMES G. JACKSON	Treasurer and Secretary	October 18, 2012
James G. Jackson	(Principal Financial Officer)

/s/ LAWRENCE C. SMITH	Controller	October 18, 2012
Lawrence C. Smith	(Principal Accounting Officer)

PREVENTIVE MAINTENANCE SERVICES LLC

Signatures	Title	Date

/s/ HALBERT S. WASHBURN	Co-President and Sole Manager	October 18, 2012
Halbert S. Washburn	(Principal Executive Officer)

/s/ BRUCE D. MCFARLAND	Treasurer and Secretary	October 18, 2012
Bruce D. McFarland	(Principal Financial Officer and
Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to Form S-1 (File No. 333-134049) filed on July 13, 2006).

3.2*	First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 16, 2006).

3.3*	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on June 23, 2008).

3.4*	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2009).

3.5*	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on September 1, 2009).

3.6*	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2010).

3.7*	Certificate of Formation of BreitBurn GP, LLC (incorporated herein by reference to Exhibit 3.7 to Form S-4 (File No. 333-171773) filed on January 19, 2011).

3.8*	Fourth Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2010).

3.9*	Amendment No. 1 to the Fourth Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC dated as of December 30, 2010 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on January 6, 2011).

3.10*	Certificate of Incorporation of BreitBurn Finance Corporation (incorporated herein by reference to Exhibit 3.10 to Form S-4 (File No. 333-171773) filed on January 19, 2011).

3.11*	Bylaws of BreitBurn Finance Corporation (incorporated herein by reference to Exhibit 3.11 to Form S-4 (File No. 333-171773) filed on January 19, 2011).

4.1*	Registration Rights Agreement, dated as of November 1, 2007, by and among BreitBurn Energy Partners L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on November 6, 2007).

4.2*	First Amendment to the Registration Rights Agreement, dated as of April 5, 2010, by and among BreitBurn Energy Partners L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2010).

4.3*	Unit Purchase Rights Agreement, dated as of December 22, 2008, between BreitBurn Energy Partners L.P. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on December 23, 2008).

4.4*	Indenture, dated as of October 6, 2010, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2010).

4.5*	Registration Rights Agreement, dated as of October 6, 2010, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2010).

4.6*	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on January 13, 2012).

Exhibit Number	Description

4.7*	Registration Rights Agreement, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on January 13, 2012).

4.8*	Registration Rights Agreement, dated as of September 27, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33055) filed on September 28, 2012).

5.1**	Opinion of Vinson & Elkins L.L.P.

10.1*	Second Amended and Restated Credit Agreement, dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2010 (File No. 001-33055) filed on May 10, 2010).

10.2*	First Amendment dated September 17, 2010 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on September 23, 2010).

10.3*	Second Amendment to the Second Amended and Restated Credit Agreement dated May 9, 2011 (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 001-33055) filed on May 10, 2011).

10.4*	Third Amendment to the Second Amended and Restated Credit Agreement dated August 3, 2011 (incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 001-33055) filed on August 8, 2011).

10.5*	Fourth Amendment to the Second Amended and Restated Credit Agreement dated October 5, 2011 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2011).

10.6*	Fifth Amendment to the Second Amended and Restated Credit Agreement dated May 25, 2012 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 7, 2011).

10.7*	Sixth Amendment to the Second Amended and Restated Credit Agreement dated October 11, 2012 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-33055) filed on October 16, 2012).

12.1**	Statement regarding computation of ratios.

21.1**	List of subsidiaries of BreitBurn Energy Partners L.P.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of PricewaterhouseCoopers LLP.

23.3**	Consent of Netherland, Sewell & Associates, Inc.

23.4**	Consent of Schlumberger Technology Corporation.

23.5**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page attached hereto).

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	Incorporated by reference, as indicated.
**	Filed herewith.